SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Under Rule 14a-12

NYSE Euronext
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required. (See explanatory note below)

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

Safe Harbour Statement

NYSE Euronext will file a Solicitation/Recommendation Statement on Schedule 14D-9 in the event that Nasdaq OMX Group, Inc. and/or IntercontinentalExchange Inc. commences a tender offer for the outstanding shares of NYSE Euronext common stock. NYSE Euronext stockholders are strongly encouraged to read the Solicitation/Recommendation Statement if and when it becomes available, as it will contain important information. Stockholders will be able to obtain this Solicitation/Recommendation Statement, any amendments or supplements to the proxy statement and other documents filed by NYSE Euronext with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the Solicitation/Recommendation Statement and any amendments and supplements to the Solicitation/Recommendation Statement will also be available for free at NYSE Euronext’s website at www.nyse.com.

In connection with the proposed business combination transaction between NYSE Euronext and Deutsche Boerse AG, Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, has filed, and the SEC has declared effective on May 3, 2011, a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that includes (1) a proxy statement of NYSE Euronext that will also constitute a prospectus for Holding and (2) an offering prospectus of Holding to be used in connection with Holding’s offer to acquire Deutsche Boerse AG shares held by U.S. holders. NYSE Euronext will mail the definitive proxy statement/prospectus (when finalized) to its stockholders in connection with the vote to approve the merger of NYSE Euronext and a wholly owned subsidiary of Holding, and Holding will mail the offering prospectus to Deutsche Boerse AG shareholders in the United States in connection with Holding’s offer to acquire all of the outstanding shares of Deutsche Boerse AG. Holding has also filed an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”), which was approved by the BaFin for publication pursuant to the German Takeover Act (Wertpapiererwerbs-und Übernahmegesetz), and was published on May 4, 2011.

Investors and security holders are urged to read the definitive proxy statement/prospectus (when it becomes available), the offering prospectus and the offer document regarding the proposed business combination transaction because they contain important information. You may obtain a free copy of the definitive proxy statement/prospectus (when it becomes available), the offering prospectus and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s Web site at www.sec.gov. The definitive proxy statement/prospectus (when it becomes available) and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s Web site at www.nyse.com. The offer document is available at Holding’s Web site at www.global-exchange-operator.com.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Boerse AG or NYSE Euronext. The final terms and further provisions regarding the public offer are disclosed in the offer document that has been approved by the BaFin and in documents that have been filed with the SEC.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer is not being made directly or indirectly in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

This announcement and related materials do not constitute in France an offer for ordinary shares in Holding. The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

Participants in the Solicitation

NYSE Euronext, Deutsche Boerse AG, Holding and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Euronext stockholders in respect of the proposed business combination transaction. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Forward-Looking Statements

This document includes forward-looking statements about NYSE Euronext, Deutsche Boerse AG, Holding, the enlarged group and other persons, which may include statements about the proposed business combination, the likelihood that such transaction could be consummated, the effects of any transaction on the businesses of NYSE Euronext or Deutsche Boerse AG, and other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and the development of the industries in which NYSE Euronext and Deutsche Boerse AG operate may differ materially from those made in or suggested by the forward-looking statements contained in this document. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, none of NYSE Euronext, Deutsche Boerse AG or Holding undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

English translation of an interview with Dominique Cerutti, President and Deputy Chief Executive Officer of NYSE Euronext, that appeared in Le Figaro on May 4, 2011:

Stock markets: NYSE Euronext makes a plea for Europe

NYSE Euronext Deputy CEO Dominique Cerutti defends the planned merger with Deutsche Börse on the grounds that it would give Europe “a larger place in global finance”, an opportunity that “will not come again”.

With Nasdaq and ICE preparing a hostile bid for NYSE Euronext, Dominique Cerutti, Deputy CEO of the trans-Atlantic exchange, warns against their plan, which would “jeopardize jobs in Paris”.

LE FIGARO: Nasdaq and ICE have announced they are preparing a hostile bid for NYSE Euronext. What is your reaction?

Dominique Cerutti: Nasdaq and ICE have announced that, under certain conditions, they may declare a bid sometime in May. What’s more, they are keeping the same terms and conditions that NYSE Euronext’s Board of Directors has already turned down twice.

Yes, but their financial bid is more attractive than Deutsche Börse’s…

Nasdaq and ICE are focusing squarely on very short-term value creation. Their plan is simply a belated reaction and an attempted dismantling in a fast consolidating environment in which they risk being totally marginalized. Furthermore, the estimated premium over the Deutsche Börse combination has eroded down to 7% (at yesterday’s market close). We are paying attention to what our shareholders are telling us, and we’re examining ways to narrow the gap even further.

Why do you say that your plan will create greater value?

On the one hand you have Nasdaq, which is already in debt and wants to finance its acquisition by taking on more debt, a move that could prompt a review of its credit rating. It is promising highly aggressive synergies that, in the final analysis, come down to concentrating on a single business: cash listing and trading. On the other hand you have a plan to create the world’s biggest exchange offering a broad range of products and services to serve the best interests of all stakeholders – not just shareholders but also issuers, intermediaries and regulators. In addition, the center of gravity of this top-flight regulated market will be firmly anchored in Europe and should eventually give Europe a larger place in global finance. This opportunity will not come again, given that the next stage in the consolidation process is already underway, with the increasing clout of Asian financial centers.

Where does that leave Paris?

The Nasdaq-ICE plan would basically mean dismantling NYSE Euronext: the derivatives business would go to ICE, while Nasdaq would get the cash business. Consequently, Paris-listed commodity contracts, such as milling wheat and rapeseed, would likely be transferred to ICE’s London platform. Bear in mind that continental derivatives account for 23% of NYSE Euronext’s European derivatives. Likewise, if we understand their bid correctly, Nasdaq intends to migrate our markets to OMX’s technology, whereas we consider our own technology to be far superior. A migration would certainly be costly for our clients and is bound to jeopardize jobs in Paris, where half of the 400 staff is currently developing technological solutions.

How has the French financial community reacted to your plan?

Our plan with Deutsche Börse would allow major French companies to benefit from a market with higher levels of quality and liquidity. Even so, they want to be sure that the governance arrangements will be evenly balanced between New York, Frankfurt and Paris, which we have promised them will be the case. Financial intermediaries see an opportunity in terms of lower infrastructure costs and optimized capital because a combination [with Deutsche Börse] would give them a single entry point to all our markets.

But what use is all this support? It’s the shareholders who will make the decision at the Shareholders’ meeting on July 7.

Our shareholders will take a stance based not only on the financial value of our plans but also on their feasibility. The authorities have embarked on a lengthy process of analysis that will take account of the opinions of the various stakeholders. As far as we are concerned, we will go all the way.